EXHIBIT 3(A)

               	      CERTIFICATE OF INCORPORATION
			                               OF
                	       SIGMA-ALDRICH CORPORATION


FIRST:    The name of the corporation is Sigma-Aldrich Corporation.

SECOND: The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:   The total number of shares of common stock which the corporation shall have the authority to issue is six million (6,000,000) and the par value of each of such share is One Dollar ($1.00) amounting in the aggregate to Six Million Dollars ($6,000,000).

FIFTH:    The name and mailing address of the incorporator is as follows:

    NAME                                    MAILING ADDRESS
Jere D. McGaffey                       777 East Wisconsin Avenue
                            				       Milwaukee, Wisconsin 53202

SIXTH:    The number of initial directors constituting the initial Board of
Directors is four (4) and the name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified is as follows:

    NAME                                    MAILING ADDRESS
Alfred R. Bader                         940 West St. Paul Ave.
                                   					Milwaukee, Wisconsin 53233

Marvin E. Klitsner                     777 East Wisconsin Avenue
                            				       Milwaukee, Wisconsin 53202

Aaron Fischer                          3500 DeKalb Street
                                       St. Louis, Missouri  63118

Jerome W. Sandweiss                    611 Olive Street
                            				       St. Louis, Missouri 63101


The number of directors which shall constitute the whole Board of Directors shall be fixed by or in the manner provided in the By-laws.

SEVENTH: The corporation is to have perpetual existence.

EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the corporation.

NINTH:   No action required by statute to be taken at any annual or special meeting of stockholders, nor any action which may be taken at any annual or special meeting of such stockholders, may be taken by stockholders without a meeting, without prior notice and without a vote, unless a consent in writing, setting forth the action so taken, shall be signed by the holders of all outstanding stock entitled to vote thereon.

TENTH:   Meetings of stockholders may be held within or without the State of
Delaware, as the By-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the corporation. Election of directors need not be by written ballot unless the By-laws of the corporation shall so provide.

ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly hereunto set my hand this 8th day of May, 1975.


                                        							     Jere D. McGaffey

                        		CERTIFICATE OF AMENDMENT
			                                   OF
                 	      CERTIFICATE OF INCORPORATION



Sigma-Aldrich Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:    That at a meeting of the Board of Directors of February 24, 1981 a resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring that the proposed amendment was subject to approval of the shareholders of said corporation. The resolution setting forth the proposed amendment was as follows:

RESOLVED, that subject to the approval of the shareholders, Article Fourth of the Articles of Incorporation be amended so that the number of authorized shares of the corporation be increased from 6 million to 15 million.

SECOND:   That thereafter at the annual meeting of shareholders duly called and held on the 5th day of May 1981 pursuant to the by-laws and upon notice duly given by the secretary, the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:    In accordance with the above actions, Article FOURTH of the Articles of Incorporation be deleted in its entirety and replaced with the following new Article FOURTH:

FOURTH: The total number of shares of common stock which the corporation shall have the authority to issue is fifteen million (15,000,000) and the par value of each of such share is One Dollar ($1.00) amounting in aggregate to Fifteen Million Dollars ($15,000,000).

FOURTH:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH:    That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, Sigma-Aldrich Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Carl T. Cori, its President and Bernard E. Edelstein, its Secretary, this 12th day of June, 1981.

                                  					       Carl T. Cori, President

					                                         Bernard E. Edelstein, Secretary
CORPORATE SEAL


                       		CERTIFICATE OF AMENDMENT
			                                  OF
                	      CERTIFICATE OF INCORPORATION


Sigma-Aldrich Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

FIRST:    That by unanimous written consent of the Board of Directors, dated
March 15, 1984, resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of the corporation and declaring that the proposed amendments were subject to approval of the Shareholders of the corporation. The resolutions adopted the proposed amendments hereinafter set forth in Paragraphs THIRD and FOURTH.

SECOND:   That thereafter at the Annual Meeting of Shareholders duly called and held on the 1st day of May, 1984, pursuant to the by-laws and upon notice duly given by the Secretary, the necessary number of shares as required by statute were voted in favor of the amendments.

THIRD:    In accordance with the above actions, Article ELEVENTH of the
Certificate of Incorporation is deleted in its entirety and replaced with the following new Article ELEVENTH:

ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, in no event shall this Article Eleventh or Article Twelfth be amended, altered, changed or repealed with less than an affirmative vote of the holders of at least two-thirds of all the outstanding shares of the corporation entitled to vote at a meeting of stockholders called for such purpose.

FOURTH:   In accordance with the above actions, a new Article TWELFTH is hereby adopted as an addition to the Certificate of Incorporation, to read as follows:

TWELFTH:
(a) The approval of any Business Combination shall require the affirmative vote of the holders of at least two-thirds of all the outstanding stock of the corporation entitled to vote at a meeting of stockholders called for such purpose.

(b) For purposes of this Article Twelfth, the term "Business Combination" shall mean:

     (i) any merger or consolidation of the corporation with any other corporation or the acquisition by merger or consolidation of another company by a subsidiary of the corporation through the issuance of a number of shares of the corporation in excess of thirty-five percent of the then outstanding shares of the corporation;

     (ii) any sale, lease exchange, transfer or other disposition (in one transaction or series of transactions) to or with any individual, corporation, partnership or other person or entity of any assets (including stock of a subsidiary) of the corporation or of its subsidiaries that have an aggregate book value of twenty percent of the total assets of the corporation as shown on its consolidated balance sheet as of the calendar quarter immediately preceding any such transaction;

     (iii) the adoption of any plan or proposal for the liquidation or dissolution of the corporation; or

     (iv) any transaction involving the corporation or any of its subsidiaries, including the issuance or transfer of any securities of, any reclassification of securities of, or any recapitalization of, the corporation or any of its subsidiaries, or any merger or consolidation of the corporation with any of its subsidiaries if the transaction would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any subsidiary which shares may be entitled to vote on the transactions set forth in (i), (ii) or (iii) above.

FIFTH:    That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

SIXTH:    That the capital of the corporation shall not be reduced under or by reason of said amendments.

IN WITNESS WHEREOF, Sigma-Aldrich Corporation has caused this Certificate to be signed by Carl T. Cori, its President, and Peter A. Gleich, its Secretary, and its corporate seal to be hereunto affixed, this 10th day of May, 1984.

CORPORATE SEAL
                                  						      SIGMA-ALDRICH CORPORATION

                                  						      Carl T. Cori, President
ATTEST:

Peter A. Gleich, Secretary




                	     CERTIFICATE OF SECOND AMENDMENT
			                               OF
                 	      CERTIFICATE OF INCORPORATION



Sigma-Aldrich Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY
CERTIFY:

FIRST:    That by unanimous written consent of the Board of Directors, dated
February 19, 1985, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the corporation and declaring that the proposed amendment was subject to approval of the Shareholders of the corporation. The resolution adopted the proposed amendment hereinafter set forth in Paragraph THIRD.

SECOND:   That thereafter at the Annual Meeting of Shareholders duly called and held on the 7th day of May, 1985, pursuant to the By-Laws and upon notice duly given by the Secretary, the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:    In accordance with the above actions, Article FOURTH of the
Certificate of Incorporation, as previously amended, is deleted in its entirety and replaced with the following new Article FOURTH:

FOURTH:   The total number of shares of common stock which the corporation shall have the authority to issue is thirty million (30,000,000) and the par value of each of such share is One Dollar ($1.00) amounting in aggregate to Thirty Million Dollars ($30,000,000).

FOURTH:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH:    That the capital of the corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, Sigma-Aldrich Corporation has caused this Certificate to be signed by Carl T. Cori, its President and Peter A. Gleich, its Secretary, and its corporate seal to be hereunto affixed, this 18th day of May, 1985.

CORPORATE SEAL
                           						      SIGMA-ALDRICH CORPORATION

                           						      Carl T. Cori, President
ATTEST:

Peter A. Gleich, Secretary

                      		 CERTIFICATE OF AMENDMENT
			                                  OF
	                      CERTIFICATE OF INCORPORATION


Sigma-Aldrich Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

FIRST:    That by unanimous written consent of the Board of Directors, dated
February 18, 1986, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the corporation and declaring that the proposed amendment was subject to approval of the Shareholders of the corporation. The resolution adopted the proposed amendment hereinafter set forth in Paragraph THIRD.

SECOND:   That thereafter at the Annual Meeting of Shareholders duly called and held on the 6th day of May, 1986, pursuant to the By-Laws and upon notice duly given by the Secretary, the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:    In accordance with the above actions, Article FOURTH of the
Certificate of Incorporation, as previously amended, is deleted in its entirety and replaced with the following new Article FOURTH:

FOURTH:   The total number of shares of common stock which the corporation shall have the authority to issue is sixty million (60,000,000) and the par value of each of such share is One Dollar ($1.00) amounting in aggregate to Sixty Million Dollars ($60,000,000).

FOURTH:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH:    That the capital of the corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, Sigma-Aldrich Corporation has caused this Certificate to be signed by Carl T. Cori, its President, and Peter A. Gleich, its Secretary, and its corporate seal to be hereunto affixed, this 3rd day of July, 1986.

CORPORATE SEAL
                                  						      SIGMA-ALDRICH CORPORATION

                                  						      Carl T. Cori, President
ATTEST:

Peter A. Gleich, Secretary






                        		CERTIFICATE OF AMENDMENT
			                                   OF
                 	      CERTIFICATE OF INCORPORATION

Sigma-Aldrich Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

FIRST:    That at a meeting of the Board of Directors on February 17, 1987, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the corporation and declaring that the proposed amendment was subject to approval of the Shareholders of the corporation. The resolution adopted the proposed amendment hereinafter set forth in Paragraph THIRD.

SECOND:   That thereafter at the Annual Meeting of Shareholders duly called and held on the 5th day of May, 1987, pursuant to the By-Laws and upon notice duly given by the Secretary, the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:    In accordance with the above actions, a new Article THIRTEENTH is hereby adopted as an addition to the Certificate of Incorporation, to read as follows:

THIRTEENTH:    Limitation of Liability.  No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

FOURTH:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH:    That the capital of the corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, Sigma-Aldrich Corporation has caused this Certificate to be signed by Carl T. Cori, its President, and Peter A. Gleich, its Secretary, and its corporate seal to be hereunto affixed, this 8th day of May, 1987.

CORPORATE SEAL
                                       						     SIGMA-ALDRICH CORPORATION

                                       						     Carl T. Cori, President
ATTEST:

Peter A. Gleich, Secretary

                       		 CERTIFICATE OF AMENDMENT
			                                   OF
	                       CERTIFICATE OF INCORPORATION


Sigma-Aldrich Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

FIRST:    That at a meeting of the Board of Directors on February 19, 1991 a resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring that the proposed amendment was subject to approval of the Shareholders of said corporation. The resolution adopted the proposed amendment hereinafter set forth in Paragraph THIRD.

SECOND:   That at the Annual Meeting of Shareholders of the corporation, duly called and held on the 7th day of May, 1991, pursuant to the By-Laws and upon notice duly given by the Secretary, the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:    In accordance with the above actions, Article FOURTH of the
Certificate of Incorporation, as previously amended, is deleted in its entirety and replaced with the following new Article FOURTH:

FOURTH:   The total number of shares of common stock which the corporation shall have the authority to issue is one hundred million (100,000,000) and the par value of each of such shares is One Dollar ($1.00) amounting in aggregate to One Hundred Million Dollars ($100,000,000).

FOURTH:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH:    That the capital of the corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, Sigma-Aldrich Corporation has caused this Certificate to be signed by Carl T. Cori, its President, and Peter A, Gleich, its Secretary, and its corporate seal to be hereunto affixed, this 9th day of May, 1991.

CORPORATE SEAL
                                   						      SIGMA-ALDRICH CORPORATION

                                   						      Carl T. Cori, President
ATTEST:

Peter A. Gleich, Secretary


                        		 CERTIFICATE OF AMENDMENT
			                                    OF
                  	      CERTIFICATE OF INCORPORATION

SIGMA-ALDRICH CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

FIRST:    That at a meeting of the Board of Directors of SIGMA-ALDRICH
CORPORATION resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article FOURTH of the Certificate of Incorporation of SIGMA-ALDRICH CORPORATION, as previously amended, be deleted in its entirety and replaced with the following new Article FOURTH so that, as amended, said Article shall be and read as follows:

The total number of shares of common stock which the corporation shall have the authority to issue is two hundred million (200,000,000) and the par value of each such share is one Dollar ($1.00) amounting in the aggregate to Two Hundred Million Dollars ($200,000,000.00).

SECOND:   That thereafter, pursuant to resolution of its Board of Directors, an
Annual Meeting of the stockholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, said SIGMA-ALDRICH CORPORATION has caused this Certificate to be signed by David R. Harvey, its President, this day 5th of August, 1996.

                                   						     SIGMA-ALDRICH CORPORATION

                                   						     David R. Harvey, President